UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   November 15, 2004

Electronic Data Systems Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-11779	75-2548221

(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive, Plano, Texas	75024

(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 -Matters Related to Accountants and Financial Statements

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

We refer you to the discussion under "Audit Committee Investigation and Restatement of Financial Statements for the Quarterly Periods in 2003" in Note 1 of the Notes to Unaudited Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the period ended September 30, 2004 (the "Third Quarter 2004 Form 10-Q"), which discussion is incorporated by reference in this Form 8-K.  Our results of operations for the three months ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003 have been revised to reflect the matters discussed in such Note 1 and supersede the unaudited results of operations for those periods contained in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, and the results of operations for the quarterly periods in 2003 reported in Note 21: Quarterly Financial Data of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2003. Accordingly, the unaudited results of operations and related information contained in such reports should no longer be relied upon.  Our audited results of operations for the year ended December 31, 2003 in our Annual Report on Form 10-K for the year ended December 31, 2003 are not affected by the restatements.

We determined to restate our results of operations as described in the Third Quarter 2004 Form 10-Q on November 15, 2004.  The matters giving rise to such restatement were reviewed by management and the Audit Committee of our Board of Directors with our independent public accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

November 18, 2004                                                                                                  By:   /S/ ROBERT H. SWAN

                                                                                                                                           Robert H. Swan, Executive Vice
                                                                                                                                           President and Chief Financial Officer

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